UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 12, 2016, pursuant to the terms of an Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), by and among IHS, Markit Ltd., a Bermuda company (“Markit”), and Marvel Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Markit (“Merger Sub”), Merger Sub merged with and into IHS, with IHS surviving such merger as an indirect wholly-owned subsidiary of Markit (the “Merger”). In connection with the closing of the Merger, “Markit Ltd.” changed its name to “IHS Markit Ltd.”

At the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of IHS (the “Common Stock”) (other than shares of Common Stock held in treasury) was converted into the right to receive 3.5566 (the “Exchange Ratio”) fully paid and nonassessable common shares of the Combined Company (the “Markit Common Shares”).

In addition, at the Effective Time, each equity award of IHS outstanding immediately prior to the Effective Time was converted into equity awards of the Combined Company in accordance with the Merger Agreement.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached as Exhibit 2.1 to IHS’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 21, 2016, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, on July 12, 2016, IHS notified The New York Stock Exchange (“NYSE”) that the Merger had been completed, and requested that NYSE suspend trading of the Common Stock on NYSE and remove the Common Stock from listing on the NYSE, in each case, prior to market open on July 13, 2016. The Markit Common Shares have been approved for listing on The NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “INFO” and will begin trading on July 13, 2016. IHS has also requested that NYSE file a notification of removal from listing of the Common Stock on Form 25 with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, IHS intends to file a Form 15 with the SEC to terminate the registration of the Common Stock under the Exchange Act and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Upon completion of the Merger, the following individuals became the directors of IHS: Stephen Green, Todd Hyatt, Sari Granat and Jeff Gooch. Each of the nine directors of IHS immediately prior to the Effective Time (Ruann F. Ernst, Christoper V. Grolman, Brian Hall, Roger Holtback, Balakrishnan Iyer, Deborah Doyle McWhinney, Jean-Paul L. Montupet, Richard W. Roedel and Jerre L. Stead) are no longer directors of IHS.

Officers

Upon completion of the Merger, the officers of IHS immediately prior to the Effective Time continued as the officers of IHS.

Employment and Compensation Arrangements of Certain Officers

In connection with the closing of the Merger, the Company entered into certain employment and compensation arrangements with its named executive officers as described below.

Todd Hyatt

On July 8, 2016, IHS entered into a letter agreement with Todd Hyatt that provides for the following severance payments and benefits upon a termination without cause or resignation for “good reason” within a specified period of time following the closing of the Merger: a lump sum severance payment equal to two times the sum of the officer’s annual base salary and target annual bonus; a lump sum payment of the officer’s target annual bonus prorated for the year of termination; continuation of health and welfare benefits for 24 months following termination of employment; and full vesting of outstanding equity awards that were granted prior to the closing of the Merger. Mr. Hyatt is also eligible for the foregoing severance payments and benefits upon his providing written notice, during the 6-month period commencing July 12, 2018, of his intention to terminate his employment for any reason effective 6 months from the date of such notice.

On July 8, 2016, IHS entered into a letter agreement with Todd Hyatt that describes the terms of his two-year expatriate assignment to the United Kingdom, effective September 1, 2016, which includes housing, cost of living allowance, relocation, transportation allowance, travel, work visa sponsorship, tax equalization and tax preparation.

Jonathan Gear

On July 8, 2016, IHS entered into a letter agreement with Jonathan Gear that provides for the following severance payments and benefits upon a termination without cause or resignation for “good reason” within a specified period of time following the closing of the Merger: a lump sum severance payment equal to two times the sum of the officer’s annual base salary and target annual bonus; a lump sum payment of the officer’s target annual bonus prorated for the year of termination; a lump sum payment representing the amount of the Company’s contribution to continue health and welfare benefits for 24 months following termination of employment; and full vesting of outstanding equity awards that were granted prior to the closing of the Merger. Mr. Gear is also eligible for the foregoing severance payments and benefits upon his providing written notice, during the 6-month period commencing July 12, 2018, of his intention to terminate his employment for any reason 6 months from the date of such notice. The letter agreement with Mr. Gear also provides for a $550,000 transition cash award, payable in a lump sum on December 31, 2018, subject to his continued employment through the payment date. Upon termination without cause or resignation for “good reason,” the award is payable in a lump sum following the termination date.

Anurag Gupta

On July 8, 2016, IHS entered into a letter agreement with Anurag Gupta that provides for the following severance payments and benefits in connection with his termination of employment, which is expected to occur on December 1, 2016: a lump sum severance payment equal to two times the sum of the officer’s annual base salary and target annual bonus; a lump sum payment of the officer’s target annual bonus prorated for the year of termination; continuation of health and welfare benefits for 24 months following termination of employment; and full vesting of outstanding equity awards that were granted prior to the closing of the Merger. The letter agreement with Mr. Gupta also provides for a $590,000 transition award, payable in a lump sum following his termination of employment.

Daniel Yergin

On July 8, 2016, IHS entered into a letter agreement with Daniel Yergin that provides for the following severance payments and benefits upon a termination without cause or resignation for “good reason” within a specified period of time following the closing of the Merger: a lump sum severance payment equal to two times the sum of the officer’s annual base salary and target annual bonus; a lump sum payment of the officer’s target annual bonus prorated for the year of termination; continuation of health and welfare benefits for 24 months following termination of employment; and full vesting of outstanding equity awards that were granted prior to the closing of the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement as described in Item 2.01, effective as of July 12, 2016, each of IHS’s amended and restated certificate of incorporation and bylaws, as in effect immediately prior to the Merger, were amended and restated to be in the forms attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 12, 2016, IHS and Markit issued a joint press release announcing the consummation of the Merger, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of IHS Inc.

3.2	Amended and Restated Bylaws of IHS Inc.

99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2016	IHS INC.

	By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President, Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of IHS Inc.

3.2	Amended and Restated Bylaws of IHS Inc.

99.1	Press Release, dated July 12, 2016, jointly issued by IHS Inc. and Markit Ltd.